CONVERSION AGREEMENT
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This  Agreement  is  made  and  entered  Into  by  and  between  NETTAXI  ONLINE
COMMUNITIES INC, a Delaware corporation ("NeTTaxi"), and SSN Properties, LLC, a California limited liability company (SSN'), with respect to that certain Asset Purchase Agreement dated as of October 1. 1997, by and between the parties hereto and that certain Convertible Secured Promissory Note of the same date and in the form of Exhibit D to the Asset Purchase Agreement.

                                    RECITALS:

WHEREAS, under the terms of the Asset Purchase Agreement and under the Convertible Secured Promissory Note, SSN has the right to convert up to fifty percent (50%) of the amount of the Convertible Secured Promissory Note into common stock of NeTTaxi at $1.00 per share, and

WHEREAS, NeTTaxi is additionally indebted to SSN in the amount of $70,000 net of the legal fees payable REDACTED; and

WHEREAS, the parties hereto desire to dispose of and conclude any and all outstanding matters and issues I between them respecting the Asset Purchase Agreement and the Convertible Secured Promissory Note;

NOW, THEREFORE, in consideration of the premises and mutual representations, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which Is hereby acknowledged, the parties hereto agree as follows:

Section  1.     CONVERSION  OF  THE CONVERTIBLE SECURED PROMISSORY NOTE.     The
principal  of the Convertible , Secured Promissory Note, $1,020,000, and accrued
 . interest, through 307 days to September 4, 1998 of $85,792 is hereby agreed to be; converted into 1,105,792 shares of the common stock of NeTTaxi.

Section 2. PAYMENT OF $70,000. Additionally, SSN agrees to accept in full payment for the outstanding account. receivable in the amount of $70,000 an additional 70,000 shares of the common stock of NeTTaxi, for an aggregate amount of 1,175,792.

Section  3.     RELEASE  OF  ALL  CLAIMS  AND  SECURITY  INTERESTS.     In
consideration of the conversion and payment set forth in Sections I and 2 hereinabove, SSN hereby accepts such payments In stock in lieu of cash and hereby releases and discharges NeTTaxi from any and all claims, causes of action or other obligations respecting said Convertible Secured Promissory Note and account'. receivable.

Section 4. INDEMNIFICATION. SSN agrees to indemnify and hold harmless NeTTaxi and its respective employees, directors, officers, agents or affiliates from and against any losses, claims, damages, liabilities, joint and several, including all legal and other expenses reasonably incurred in connection with any and all obligations or claims for payment or causes of action against NeTTaxi arising out of the assets or the transaction represented by the Asset Purchase Agreement to the extent of the indemnification contained in the Asset Purchase Agreement

Section 5. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a statute, rile, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and. to this extent, the provisions of this Agreement shall be deemed to be severable,

Section 6. AUTHORIZATION / ADDITIONAL AGREEMENTS. SSN and NeTTaxi represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement. SSN hereby undertakes and

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agrees  to  execute  and deliver any additional agreements required to carry out the  terms  of  this  Agreement

SECTION 7. SUCCESSORS. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. Any such approval shall not be unreasonably withheld.

Section 8. HEADINGS. The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9. NOTICES. Any notice or other communication to be given to NeTTaxi hereunder may be given by delivering the same in writing to 2165 South Bascom Avenue, Campbell, California 95008, and any notice or other communication to be given to SSN may be given by delivering the same to SSN Properties, LC, 14836 Three Oaks Court, Saratoga, California 95070, or in each case, such other address of which a party shall have received notice. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

EXECUTE  this  4th  day  of  September,  1998.

NETTAXI  ONLINE  COMMUNITES,  INC.             SSN  PROPERTIES,  LLC

By: /s/ Robert  A.  Rositano,  Jr.             By:  /s/  Robert A. Rositano, Sr.
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        Robert  A.  Rositano,  Jr.                       Robert A. Rositano, Sr.
        Chairman and Chief Executive Officer             Manager


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